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                                                               EXHIBIT 10.2

                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT
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     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is dated as of this ____ day of August, 1996, by and between Preferred Payment Systems, Inc., a Delaware corporation ("PPS"), and James Doody (the "Employee").

     WHEREAS, PPS and Employee are parties to an employment agreement dated January 1, 1994, which agreement is hereby amended and superseded in its entirety;

     WHEREAS, certain investors have agreed to provide financing (the "Financing") to PPS subject to the terms of that certain Convertible Note Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof by and among PPS, the shareholders identified therein (the "Shareholders"), and the investors identified therein (the "Investors"), the proceeds of which will be used to fund a dividend to Employee and other shareholders; and

     WHEREAS, it is a condition to the Financing that the Company and the Employee agree to the terms of employment of Employee as provided hereunder.

     NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable considerations, the parties agree as follows:

     1. Employment and Position. Employee shall be employed as Executive Vice President of PPS and shall serve subject to the direction of the Board of Directors of PPS upon the terms, covenants and conditions hereinafter set forth.

     2. Initial Term. The effective date of this Agreement is September 1, 1996 and this Agreement shall control the employment relationship through August 31, 1998, unless sooner terminated as provided for herein.

     3. Extension of Term. At the end of the initial term, this Agreement will automatically renew for successive one-year periods, unless and until terminated by either party giving the other party notice of the intent not to renew the Agreement within thirty (30) days of the expiration of the initial term or a renewal term, as appropriate, or as otherwise provided for herein. The terms of this Agreement, if extended, shall remain the same as set forth herein.
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     4.  Compensation.

          A. Base Salary. For the period commencing on September 1, 1996 and ending August 31, 1997, PPS shall pay Employee a base salary of One Hundred Forty Thousand Dollars ($140,000), payable biweekly. For all periods after September 1, 1997, PPS shall pay Employee an annual base salary of One Hundred Eighty Thousand Dollars ($180,000), payable biweekly.

          B. Bonus. Upon the achievement of all of the covenants for a quarter that are set forth in the $25 Million Credit Agreement among PPS, certain lenders party thereto, Fleet National Bank, as co-administrator, and NationsBank of Texas, N.A., as Administrative Lender, for each of the first four quarters following the date hereof, PPS shall pay Employee a bonus of $9,000 payable within 30 days after the end of such quarter. In addition to the foregoing bonus, the Employee shall be entitled to participate in a bonus plan and receive a bonus under such plan as may be established in the sole discretion of the Compensation Committee.

     5. Reimbursement for Expenses. Employee shall be reimbursed for all reasonable, ordinary and necessary expenses upon receipt of appropriate receipts and expense reports according to standard procedures established in the PPS policy manual.

     6. Duties. Employee shall serve as Executive Vice President of the Company. In such positions, Employee shall have such duties and authority as shall be determined from time to time by the Board of Directors of the Company. It is agreed that Employee's duties shall be performed with diligence, loyalty, good faith and due care under the circumstances of the specific duty performed. During the term of his employment hereunder, Employee will devote substantially all of his business time and efforts to the performance of his duties hereunder.

     7. Benefits. Employee will be entitled to employee benefits of the Company, including, without limitation, vacation days, major medical, extended medical and extended disability insurance on the same basis as those benefits are generally made available to executives of the Company.

     8. Disability and Sickness. If Employee is unable to perform his services by reason of illness or incapacity, for a period of less than ninety days, the compensation otherwise payable to Employee during that ninety day period shall be paid in full during the period of such illness. In the event the illness shall extend for longer than ninety days, compensation

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from PPS shall cease.  Employee's full compensation shall be reinstated upon his return to employment and discharge of his full duties hereunder. Notwithstanding anything herein to the contrary, PPS may terminate this Agreement at any time after Employee has been absent from his employment for whatever unauthorized cause (including illness), for a continuous period of more than ninety days, and, except as provided for in Paragraph 10 below, all obligations of PPS hereunder shall cease upon such termination.

     9. Termination for Cause. In addition to the other provisions hereof, PPS may terminate this Agreement upon written notice to Employee, effective upon receipt, for any of the following causes:

          A. fraud, embezzlement or other material dishonesty of the Employee with respect to the Employer or any subsidiary or affiliate thereof;

          B. the Employee's conviction or plea of nolo contendere to (A) a felony or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud;

          C. gross negligence or willful misconduct of the Employee with respect to the Employer or any subsidiary or affiliate thereof; provided, however, if susceptible to cure, following notice and a 10 business day opportunity to cure;

          D. substantial and continued breach by the Employee of the Employee's obligations hereunder; provided, however, if susceptible to cure, following notice and a 10 business day opportunity to cure; or

          E. Competing with PPS during the terms of this Agreement, or disclosures of an Confidential Information.

     If this Agreement is terminated by PPS for any of these reasons, Employee shall not be entitled to any further compensation or benefits from, and shall have no claims against PPS.

     10. Other Terminations. If Employee should terminate his employment with PPS for any reason, PPS shall have no further obligations to him under this Agreement or otherwise; provided that if PPS should terminate Employee's employment under this Agreement or any extension thereof (as provided in Paragraph 3,above) for any reason other than those set forth in Paragraph 9 above or Employee terminates his employment for Good Reason (as defined below), then Employee shall be entitled to receive as

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severance pay an amount equal to one week's worth of his Base Salary multiplied by the number of years or portions thereof (rounded to the highest whole number) that Employee has been employed by PPS. For the purposes hereof, "Good Reason" shall mean (i) any reduction in Employee's Base Salary as in effect on the date hereof as the same may be increased from time to time or any material decrease in Employee's benefits (except as such benefits may be decreased for all employees of the Company) or (ii) the office where Employee works is relocated more than 50 miles away from where Employee currently works.

     11.  Confidential Information.  In this Agreement:

          A. "Confidential Information" means information, not generally known, and proprietary to PPS, including trade secret information, about their processes and products, including information relating to fee negotiation methodology, research, development, manufacture, purchasing, accounting, engineering, marketing, merchandising, selling, leasing, servicing, finance and business systems and techniques. All information disclosed to Employee, or which Employee obtains access, whether originated by him or others, during the period of his employment, which he has a reasonable basis to believe to be Confidential Information, or which is treated by PPS as being Confidential Information, shall be presumed to be Confidential Information.

          B. "Inventions" means discoveries, improvements and ideas (whether or not shown or described in writing or reduced to practice) works of authorship, whether or not patentable or copyrightable, (1) which related directly to the business of PPS, or (2) which related to their actual or demonstrable anticipated research or development, or (3) which result from any work performed by Employee for PPS, or (4) for which equipment, supplies, facility or trade secret information of PPS is used, or (5) which is developed on any PPS time.

          C. "Conflicting Product" means any product, process, system or service of any person or organization other than PPS, in existence or under development, which is the same as or similar to or competes with, or has a usage allied to, a product, process, system or service which Employee was involved with or had knowledge of (in either a sales or a non-sales capacity) during his employment by PPS or about which he acquired Confidential Information.

          D. "Conflicting Organization" means any person or organization which is engaged in or about to become engaged in, research on or development, production, marketing, leasing, selling or servicing of a Conflicting Product.

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          With respect to Inventions made, authored or conceived by Employee, either solely or jointly with others (1) during his employment, whether or not during normal working hours or whether or not at PPS' premises, or (2) within two (2) years after termination of his employment, he will:

          E. Keep accurate, complete and timely records of such Inventions, which records shall be PPS' property and be retained on PPS' premises.

          F. Promptly and fully disclose and described such Inventions in writing to PPS.

          G. Assign (and he does hereby assign) to PPS all of his rights to such Inventions, and to applications for letters patent and/or copyright in all countries and to letters patent and/or copyrights granted upon such inventions in all countries.

          H. Acknowledge and deliver promptly to PPS (without charge to them but at their expenses) such written instruments and to do such other acts as may be necessary in the opinion of PPS to preserve property rights against forfeiture, abandonment or loss and to obtain and maintain letters patent and/or copyrights and to vest the entire right and title thereto to PPS.

NOTICE: This is to notify Employee that this paragraph of the "Employee Agreement" he is being asked to sign as a condition of his employment does not apply to an Invention for which no equipment, supplies, facility or trade secret information of PPS was used and which was developed entirely on his own time, and which (1) does not relate (a) directly to the business of PPS, or (b) to their actual or demonstrably anticipated research or development, or (2) does not result from any work performed by him for PPS.

          I. Except as required in his duties to PPS, Employee will never, either during this employment or anytime thereafter, use or disclose any Confidential Information as defined hereinabove. Upon termination of Employee's employment with PPS, all records, any composition, articles, devices, and other items which disclose or embody Confidential Information including all copies or specimens thereof in his possession, whether prepared or made by him or others, will be left with or immediately returned to PPS. Except as listed at the end of this Agreement, Employee will not assert any rights under any Inventions as having been made, conceived, authored or acquired by him prior to his being employed by PPS.

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          J.   The Employee hereby confirms that the Employee is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Employee's use or disclosure of information or the Employee's engagement in any business. The Employee represents to PPS that the Employee's execution of this Agreement, the Employee's employment with PPS and the performance of the Employee's proposed duties for PPS will not violate any obligations the Employee may have to any such previous employer or other party.

     12. Noncompetition. Employee hereby agrees that during the term of this Agreement and for a period of two (2) years from the termination of his employment for any reason, he will neither directly nor indirectly engage or be interested in any business competing with PPS or their successors, or directly or indirectly engage or be interested in any business competing with PPS or their successors, nor directly or indirectly have any interest to own, manage, operate, control, or be connected with as a stockholder, joint venturer, officer, employee, partner, or consultant, or otherwise engage or invest or participate in any business which shall compete with PPS or successor of PPS in the continental United States. Neither shall Employee solicit business from any client or customer of PPS or any source of referrals for PPS, wherever located, nor shall the Employee hire or attempt to employ, recruit or otherwise solicit, induce or influence any person to leave employment with PPS during such two (2) year period following termination of his employment. In addition, for a period of two (2) years after the termination of this employment with PPS, Employee:

          A. Will inform any new employer, prior to accepting employment, of the existence of this Employee Agreement and provide such employer with a copy thereof.

          B. If he has been or is employed by PPS in a sales capacity, he will not render services in the United States, directly or indirectly, to any Conflicting Organization in connection with the development, manufacture, marketing, sale, merchandising, leasing, servicing or promotion of any Conflicting Product to any person or organization upon whom he called, or whose account he supervised on behalf of PPS, at any time during his employment.

          C. If he has been or is employed by PPS in a non-sales capacity, he will not render to any Conflicting Organization, services, directly or indirectly, in the United States or in any country in which PPS has a plant for manufacturing a product upon which he worked during his employment or in which PPS provided a service in which he participated during his employment, except


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that he may accept employment with a large Conflicting Organization whose business is diversified (and which has separate and distinct divisions), and which as to part of its business is not a Conflicting Organization, provided PPS, prior to his accepting such employment, shall receive separate written assurances satisfactory to them from such Conflicting Organization and from Employee, that he will not render services directly or indirectly in connection with any Conflicting Product.

     The parties hereto agree that damages would be an inadequate remedy for PPS in the event of a breach or threatened breach of this Agreement, and thus, in any such event, PPS may, either with or without pursuing and potential damage remedies, immediately obtain and enforce an injunction prohibiting Employee from violating this Agreement and Employee waives any requirements that PPS post a bond in the event of such injunction proceeding.

     13. Employment Policies. Employee shall be given a copy of the employment policies which shall be deemed to be an integral part of the Agreement and by reference are incorporated herein; provided, however, that if and to the extent PPS' employment policies are contrary to or inconsistent with this Agreement, this Agreement shall be controlling. Copies of said employment policies shall be available for copying and inspection from PPS during any regular business day.

     14. Death During Employment. If Employee dies during the term of this Agreement, PPS shall pay to the estate of Employee the compensation which would otherwise be payable to Employee up to the end of the month in which the death occurs. In addition, Employee shall receive death benefits to the extent, if any, provided under any group insurance policy maintained for qualifying employees of PPS.

     15. Breach or Enforcement of the Agreement. In the event of a legal action by either party based upon this Agreement, the prevailing party is entitled to an award of costs of court, attorneys' fees, experts' fees, and any other cost or expense reasonably incurred in prosecuting the action. PPS shall be entitled to temporary and permanent injunctive relief, in addition to any other remedies provided at law or in equity, in the event Employee breaches his obligations under Sections 11 and 12 of this Agreement.

     16. Jurisdiction, Construction and Venue. This Agreement has been negotiated and executed and is to be performed in the State of Illinois, and all of its terms, covenants and conditions shall be construed according to the laws thereof. In the event


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of a legal action by either party based on this Agreement, each party submits to jurisdiction of the State of Illinois, and agrees that said jurisdiction is the sole jurisdiction in which a legal action relating to the Agreement may be initiated.

     17. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered mail to Employee and/or PPS as follows:

Preferred Payment Systems, Inc.      3308 Scottsdale Ct.
1230 East Diehl Road, Suite 300      Naperville, IL  60564
Naperville, IL  60563

     In the event of a change of address, the party making the change shall notify the other in writing. If no notice of change is stated, notice shall be effective if delivered to the address stated herein.

     18. Waiver. No term or provision hereof shall be deemed to have been waived and no breach excused unless the waiver or excuse is in writing executed by the party claimed to have waived or excused performance. Any waiver or excuse, whether express or implied, shall not operate as an excuse or waiver for any subsequent or different breach or failure to perform.

     19. Severability. in the event any paragraph, section or portion of this Agreement shall be found void, unconstitutional or unenforceable, the remaining terms, covenants and conditions of this Agreement shall remain in full force and effect, and the portion found to be void, unenforceable or unconstitutional shall be stricken and the remaining terms hereof shall be construed as though said portion did not exist.

     20. Benefit of Agreement. This Agreement contemplates the personal services of Employee and may not be assigned by him. The rights and obligations of PPS under this Agreement shall inure to the benefit of and shall be binding upon the transferee, successors and assigns of PPS, unless terminated as provided herein.

     21. Entire Agreement. This instrument contains the entire Agreement between the parties, and supersedes all prior written or oral agreements between the parties, including the Employment Agreements between the parties dated January 1, 1994. It may not be modified or amended except by an agreement in writing signed by both parties.


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